Exhibit 99.1


          California Pizza Kitchen Announces Financial Results for the
                  Second Quarter of 2007 and Board of Directors
                  Authorizes a $50.0 Million Stock Repurchase


    LOS ANGELES--(BUSINESS WIRE)--Aug. 9, 2007--California Pizza
Kitchen, Inc. (Nasdaq:CPKI) today reported revenues and net income for the second quarter ended July 1, 2007. Highlights for the second quarter of 2007 relative to the same quarter a year ago were as follows:

    --  Total revenues grew 16.4% to $158.6 million

    --  Comparable restaurant sales increased 5.4%

    -- Net income of $6.3 million, or $0.21 per diluted share, including $0.8 million, or $0.02 per diluted share, in early termination costs related to one unopened CPK/ASAP location. Diluted share calculations were adjusted for the three-for-two stock split effective June 19, 2007.

    Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, "We are pleased to be among the few casual dining restaurant concepts this quarter to post positive guest counts and mix shifts, while also benefiting from recent price increases. We credit CPK's commitment to menu innovation, customer service and the lifestyle component of our brand. These factors not only drove comparable restaurant sales, but positively affected restaurant level margins by 20 basis points year over year. In addition, we leveraged 40 basis points in general and administrative costs in a challenging environment, while delivering operating results in line with our previously-guided range."

    Average weekly sales for the Company's 170 full service restaurants increased 4.8% to $68,535 for the second quarter of 2007 compared to $65,427 for the same quarter last year.

    In the second quarter of 2007, the Company added two full service restaurants in Coral Gables, Florida and New York City. The Company's franchise partner, HMSHost, also opened a CPK/ASAP location in Oakland Airport while an international franchise partner, Golden Pillars (H.K.) Ltd, opened a full service restaurant in Hong Kong, China.

    For the third quarter of 2007, the Company intends to add six full service and one international franchise restaurant. These openings, together with a comparable restaurant sales increase of 2.0%-3.0% and an estimated $0.19 per diluted share charge primarily associated with store closure costs for four CPK/ASAPs, are expected to result in third quarter earnings per diluted share of $0.03-$0.04. The Company also provided earnings guidance of $0.58-$0.62 per diluted share for the 2007 fiscal year, adjusted for the three-for-two stock split effective June 19, 2007.

    A summary of earnings estimates for the 2007 fiscal year is outlined in the table below:


                                                         Comparable
                                                         Restaurant
                                                        Sales Estimate
                                                            Range
                                                       ---------------
Revised Fiscal Year 2007 Earnings Estimate Range          2.0%    3.0%
------------------------------------------------------ ------- -------

Non-GAAP Net Income per Diluted Share Estimate
Before Additional Charges                              $ 0.83  $ 0.87

Estimated Federal Minimum Wage Increase                 (0.01)  (0.01)

Estimated Cheese Cost Increase                          (0.02)  (0.02)

Estimated Interest Expense Increase Associated
with Stock Repurchase                                   (0.01)  (0.01)

                                                       ------- -------
Total Additional Charges                                (0.04)  (0.04)
                                                       ------- -------

------------------------------------------------------ ------- -------
Subtotal before CPK/ASAP Closure Costs                   0.79    0.83
------------------------------------------------------ ------- -------

Q2 Closure Costs for One CPK/ASAP                       (0.02)  (0.02)

Q3 Estimated Closure Costs for Four CPK/ASAPs           (0.19)  (0.19)
                                                       ------- -------

------------------------------------------------------ ------- -------
GAAP Net Income per Diluted Share Estimate             $ 0.58  $ 0.62
------------------------------------------------------ ------- -------

    Stock Repurchase Authorization

    California Pizza Kitchen announced today that its Board of Directors authorized the repurchase of up to $50.0 million of common stock over the next two years. Such repurchases will be made from time to time in open market transactions and through privately negotiated transactions. Additionally, the repurchase program will operate under parameters established by the Board of Directors and as market conditions permit.

    This authorization follows two similar repurchase programs authorized over the last three years that totaled $50.0 million. The Company recently completed its latest authorization on August 2, 2007. Since August 2004 the Company has repurchased 2,604,706 shares of common stock for total consideration of approximately $48.5 million, or an average of $18.61 per share.

    The Company will hold a conference call today at approximately 5:00 pm ET to discuss second quarter results and full year 2007 estimates. A webcast of the conference call can be accessed at www.cpk.com.

    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check is approximately $13.30. As of August 9, 2007 the Company operates, licenses or franchises 215 restaurants, of which 184 are company-owned and 31 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company, which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

    California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

    This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.

    Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


     Selected Unaudited Consolidated Financial and Operating Data
   (Dollars in thousands, except for per share and operating data)


                                  Quarter Ended     Six Months Ended
                                July 1,   July 2,   July 1,   July 2,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

Statement of Income:

Revenues:
Restaurant sales               $156,592  $134,604  $304,436  $263,122
Royalties from Kraft licensing
 agreement                        1,073       785     1,786     1,321
Domestic franchise revenues         664       571     1,186     1,076
International franchise
 revenues                           252       208       540       347
                               --------- --------- --------- ---------
Total revenues                  158,581   136,168   307,948   265,866

Costs and expenses:
Food, beverage and paper
 supplies                        38,426    33,090    74,802    65,258
Labor (1)                        56,912    49,272   113,111    96,899
Direct operating and occupancy   30,773    26,214    59,468    51,508
                               --------- --------- --------- ---------
Cost of sales                   126,111   108,576   247,381   213,665

General and administrative (2)   12,206    11,035    24,997    21,390
Depreciation and amortization     9,022     7,070    17,563    14,041
Pre-opening costs                   852       800     2,203     1,433
Store closure costs                 768         -       768         -

                               --------- --------- --------- ---------
Total costs and expenses        148,959   127,481   292,912   250,529

Operating income                  9,622     8,687    15,036    15,337

Other income:
Interest income                      91       287       178       512
                               --------- --------- --------- ---------
Total other income                   91       287       178       512
                               --------- --------- --------- ---------

Income before income tax
 provision                        9,713     8,974    15,214    15,849
Income tax provision              3,393     2,961     5,297     5,230
                               --------- --------- --------- ---------
Net income                     $  6,320  $  6,013  $  9,917  $ 10,619
                               ========= ========= ========= =========

Net income per common share:
Basic                          $   0.22  $   0.20  $   0.34  $   0.36
Diluted                        $   0.21  $   0.20  $   0.33  $   0.35

Shares used in computing net
 income per common share (in
 thousands) (3):

Basic                            29,129    29,414    29,127    29,467
Diluted                          30,236    30,099    30,163    30,198

Operating Data:
Restaurants open at end of
 period                             213       193       213       193
Company-owned full service
 restaurants open at end of
 period                             170       155       170       155
Average weekly company-owned
 full service restaurant sales $ 68,535  $ 65,427  $ 67,232  $ 64,365
18-month comparable company-
 owned restaurant sales
 increase                           5.4%      4.8%      5.1%      5.6%

----------------------------------------------------------------------
(1) Labor expense for the three and six months ended July 1, 2007 includes approximately $201,000 and $420,000 of stock-based compensation, respectively, compared to $274,000 and $504,000 in the three and six months ended July 2, 2006, respectively.

(2) General and administrative expense for the three and six months ended July 1, 2007 includes approximately $1.5 million and $3.5 million of stock-based compensation, respectively, compared to $1.2 million and $2.5 million in the three and six months ended July 2, 2006, respectively.

(3) Includes effect of 3-for-2 stock split effective June 19, 2007.



                                    Quarter Ended    Six Months Ended
                                  July 1,   July 2,   July 1,  July 2,
                                    2007      2006     2007     2006
                                 ---------- -------- --------- -------

Statement of Income Percentages
 (1):

Revenues:
Restaurant sales                      98.7%    98.9%     98.9%   99.0%
Royalties from Kraft licensing
 agreement                             0.7%     0.6%      0.6%    0.5%
Domestic franchise revenues            0.4%     0.4%      0.3%    0.4%
International franchise revenues       0.2%     0.1%      0.2%    0.1%
                                 ---------- -------- --------- -------
Total revenues                       100.0%   100.0%    100.0%  100.0%

Costs and expenses:
Food, beverage and paper
 supplies                             24.5%    24.6%     24.6%   24.8%
Labor (2)                             36.3%    36.6%     37.2%   36.8%
Direct operating and occupancy        19.7%    19.5%     19.5%   19.6%
                                 ---------- -------- --------- -------
Cost of sales                         80.5%    80.7%     81.3%   81.2%

General and administrative (3)         7.7%     8.1%      8.1%    8.0%
Depreciation and amortization          5.7%     5.2%      5.7%    5.3%
Pre-opening costs                      0.5%     0.6%      0.7%    0.5%
Store closure costs                    0.5%     0.0%      0.2%    0.0%

                                 ---------- -------- --------- -------
Total costs and expenses              93.9%    93.6%     95.1%   94.2%

Operating income                       6.1%     6.4%      4.9%    5.8%

Other income:
Interest income                        0.1%     0.2%      0.1%    0.2%
                                 ---------- -------- --------- -------
Total other income                     0.1%     0.2%      0.1%    0.2%
                                 ---------- -------- --------- -------

Income before income tax
 provision                             6.1%     6.6%      4.9%    6.0%
Income tax provision                   2.1%     2.2%      1.7%    2.0%
                                 ---------- -------- --------- -------
Net income                             4.0%     4.4%      3.2%    4.0%
                                 ========== ======== ========= =======

(1) Percentages are expressed as a percentage of total revenues, except for cost of sales which is expressed as a percentage of restaurant sales.

(2) Labor percentage includes approximately 10 and 20 basis points of stock-based compensation in the three and six months ended July 1, 2007, respectively, compared to 20 basis points in each of the three and six months ended July 2, 2006.

(3) General and administrative percentage includes approximately 90 and 110 basis points of stock-based compensation in the three and six months ended July 1, 2007, respectively, compared to 90 basis points in each of the three and six months ended July 2, 2006.



           Selected Consolidated Balance Sheet Information
                        (Dollars in thousands)


Selected Consolidated Balance                   July 1,   December 31,
Sheet Information                                 2007        2006
                                               ---------- ------------

Cash and cash equivalents                       $   7,178     $  8,187
Total assets                                      339,779      310,513
Stockholders' equity                              225,888      208,343


                    California Pizza Kitchen, Inc.
                            Units Summary

                            Total                             Total
                            Units at                         Units at
                           ---------                        ----------
                           April 1,                          July 1,
Second Quarter 2007           2007   Opened Acquired Closed    2007
-------------------------  --------- ------ -------- ------ ----------
Company-owned full
 service domestic                168      2        -      -        170
Company-owned ASAP
 domestic                         11      -        -      -         11
Company-owned LA Food
 Show                              1      -        -      -          1
Franchised domestic               16      1        -      1         16
Franchised international          14      1        -      -         15
                           -------------------------------------------
Total                            210      4        -      1        213
                           ===========================================


    CONTACT: California Pizza Kitchen, Inc.
             media, Sarah Grover, or investors, Sue Collyns,
             310-342-5000